Exhibit 32.3

I, Christopher M. Capone, Chief Financial Officer and Treasurer of CH Energy Group, Inc. and Chief Financial Officer and Treasurer of Central Hudson Gas & Electric Corporation (the "Companies"), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q of the Companies for the period ending September 30, 2003 (the "Periodic Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

A signed original of this written statement required by Section 906 has been provided to CH Energy Group, Inc. and to Central Hudson Gas & Electric Corporation and will be retained by CH Energy Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                              CH ENERGY GROUP, INC.
                                  (Registrant)

                         By: /s/ Christopher M. Capone
                            -----------------------------------

                                 Christopher M. Capone
                        Chief Financial Officer and Treasurer


                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                 (Co-Registrant)

                         By: /s/ Christopher M. Capone
                            -----------------------------------

                                 Christopher M. Capone
                        Chief Financial Officer and Treasurer

Dated: November 12, 2003


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